Exhibit 99.1

SmartRent Reports Third Quarter 2024 Results

Delivers Record SaaS Annual Recurring Revenue (“ARR”) of $53 million in Q3 2024

Returns Cash to Shareholders with Share Repurchase

Focuses on Four Pillars to Drive Shareholder Value and Customer Success

Scottsdale, Ariz., November 6, 2024 – (BUSINESS WIRE) – SmartRent, Inc. (NYSE: SMRT) (“SmartRent” or the “Company”), a leading provider of smart communities solutions and smart operations solutions for the rental housing industry, today reported financial results for the three months ended September 30, 2024. Management is hosting an investor call to discuss results today, November 6, 2024, at 11:30 a.m. Eastern Time.

Financial and Business Highlights for the Third Quarter 2024

•
Total Revenue of $40.5 million, decreased by 30% percent year-over year.
•
SaaS Revenue of $13.3 million, increased by 23% percent year-over year.
•
Net Loss of $(9.9) million, increased by 29% percent from $(7.7) million year-over-year.
•
Adjusted EBITDA of $(3.8) million, improved by 24% percent, from $(5.0) million year-over-year.
•
Repurchased 9.8 million shares at an aggregate cost of $17.1 million.
•
Balance Sheet: $163.7 million in cash, cash equivalents and restricted cash as of September 30, 2024, no debt and an undrawn credit facility of $75 million.

Management Commentary

"In the third quarter, SmartRent demonstrated remarkable resilience and strategic focus amid a series of market headwinds and operational transitions," stated John Dorman, Chairman of the Board. "During the quarter, we confirmed and strengthened our firm belief that the key issues affecting SmartRent performance are execution issues, while the core business model, the growth potential of our market, our market leadership position and the differentiated value proposition for our customers all remain very compelling,"

Dorman continued, "As a key step in addressing execution, we are excited to announce the hiring of our new Chief Revenue Officer, Natalie Cariola, to lead the revitalization of our sales strategy with the goal of driving further revenue growth and market share expansion. And, to further focus and align our efforts, we’ve defined four strategic pillars: Sustainable ARR Growth, Platform Superiority, Operational Excellence and Collaborative Innovation. With a solid strategy in place and a clear focus on enhancing our competitive strengths, SmartRent is well prepared to capitalize on significant market opportunities, deliver high ROI to our customers and create sustainable long-term value for our shareholders."

Exhibit 99.1

Third Quarter 2024 Results

The Company delivered a 23% year-over-year increase in SaaS revenue, driven by improvements in SaaS ARPU and Units Deployed. Over the same period, ARR increased to $53.2 million, up from $43.3 million in Q3 2023. SaaS ARPU for the quarter increased by 5%, to $5.70 from $5.41 in Q3 2023, primarily due to improvements in pricing. Additionally, Units Booked SaaS ARPU saw an increase of 8% to $9.73 from $9.04 in Q3 2023.

Total revenue for the quarter was $40.5 million, a 30% decrease from the same quarter in the prior year, driven by fewer Units Shipped and New Units Deployed. Hosted services revenue, which includes $13.3 million of SaaS revenue, was $18.5 million for the quarter, a 12.0% increase from $16.5 million from the same quarter in the prior year. Hardware revenue was $18.7 million, a decrease of $16.9 million or 47% from the same quarter in the prior year. Professional services revenue was $3.3 million, a decrease of $2.7 million, or 45% from the same quarter in the prior year.

As of September 30, 2024, Units Deployed reached 787,038, a 15% increase with 104,406 more units compared to September 30, 2023. The Company had 15,168 New Units Deployed during the quarter, a 53% decrease with 32,308 New Units Deployed in the same quarter in the prior year. Units Booked for the quarter was 17,048, a 63% decrease with 29,224 fewer units compared to the same quarter in the prior year. Total Bookings were $19.6 million, marking a $30.1 million or 61% decrease from the same quarter in the prior year. Daryl Stemm, CFO and interim Principal Executive Officer commented, "Our New Units Deployed and Total Bookings were disappointing but not unexpected, as we anticipated some market headwinds and disruptions stemming from our July leadership change. We are taking steps to reorient our sales force under the leadership of Natalie Cariola, our new Chief Revenue Officer."

In the third quarter, total gross margin improved to 33.2% from 23.3%, or approximately 1,000 basis points, from the same quarter in the prior year, primarily driven by changes to product mix, cost management and improvements to our operating model. SaaS gross margin decreased to 73.0% from 74.2%, for a decrease of approximately 100-basis points from the same quarter in the prior year. Total gross profit in the third quarter was $13.5 million and was essentially flat from the same quarter in the prior year. Hardware gross profit was $4.9 million, a 39.8% decrease from $8.1 million from the same quarter in the prior year. Professional services gross loss narrowed to $(3.5) million from $(5.2) million in the same quarter of the previous year, primarily due to overall reduced volume in New Units Deployed, followed by the benefits of cost management initiatives. Hosted services gross profit increased to $12.1 million from $10.6 million in the same quarter in the prior year and continues to be the Company’s most profitable revenue stream.

In the third quarter of 2024, operating expenses were $25.2 million, an increase from $23.5 million in the same quarter from the prior year, primarily reflecting the impact of one-time separation expenses. Net losses in the third quarter were $(9.9) million, compared to $(7.7) million in the third quarter of 2023. Adjusted EBITDA was $(3.8) million, a 24% improvement from $(5.0) million in the same quarter from the prior year.

Exhibit 99.1

Under the Company’s authorized $50 million share repurchase program, SmartRent repurchased approximately 9.8 million shares at an aggregate cost of $17.1 million in the quarter. Following the close of the quarter through November 4, 2024, the Company repurchased an additional 2.4 million shares, leaving approximately $22.6 million available for future repurchases. The Company ended the quarter with a cash balance of approximately $164 million.

"We believe our solid balance sheet and prudent capital management will enable us to work through the current leadership transition, address our operational challenges and allow us to invest in advancing our growth strategies,” stated Stemm.

Revenue Drivers

	For the three months ended September 30,
	2024	2023	% Change
Hardware
Hardware Units Shipped	44,763	62,585	-28%
Hardware ARPU	$418	$569	-27%

Professional Services
New Units Deployed	15,168	32,308	-53%
Professional Services ARPU	$443	$253	75%

Hosted Services
Units Deployed (1)	787,038	682,632	15%
Average aggregate units deployed	779,454	666,478	17%
SaaS ARPU	$5.70	$5.41	5%

Bookings
Units Booked	17,048	46,272	-63%
Bookings (in 000's)	$19,582	$49,661	-61%
Units Booked SaaS ARPU	$9.73	$9.04	8%
(1) As of the last date of the quarter

Conference Call Information

SmartRent is hosting a conference call today, November 6, 2024, at 11:30 a.m. ET to discuss its financial results. To join the call, please register on the Company’s investor relations website here. A copy of the third quarter 2024 earnings deck is available on the Investor Relations section of SmartRent’s website.

Exhibit 99.1

About SmartRent

Founded in 2017, SmartRent, Inc. (NYSE: SMRT) is a leading provider of smart communities solutions and smart operations solutions to the rental housing industry. SmartRent’s end-to-end ecosystem powers smarter living and working in rental housing by automating operations, protecting assets, reducing energy consumption and more. The Company’s differentiators - purpose-built software and hardware, and end-to-end implementation and support - create an exceptional experience, with 15 of the top 20 multifamily operators and millions of users leveraging SMRT solutions daily. For more information, please visit smartrent.com.

Forward-Looking Statements

This press release contains forward-looking statements which address the Company's expected future business and financial performance, areas of focus, including our sales organization, the Company's approach to operational and financial discipline, leadership transition, expected growth, strategy, performance, financial review, stock repurchase program and expected benefits from stock repurchase program, and other future events and forward-looking statements. Forward-looking statements may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will" or similar expressions. Examples of forward-looking statements include, among others, statements regarding the expected financial results, product portfolio enhancements, expansion plans and opportunities and earnings guidance related to financial and operational metrics. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things, our ability to: (1) accelerate adoption of our products and services; (2) anticipate the uncertainties inherent in the development of new business lines and business strategies; (3) manage risks associated with our third-party suppliers and manufacturers and partners for our products; (4) manage risks associated with adverse macroeconomic conditions, including inflation, slower growth or recession, barriers to trade, changes to fiscal and monetary policy, tighter credit, higher interest rates, high unemployment, and currency fluctuations; (5) attract, train, and retain effective officers, key employees and directors and manage risks associated with the leadership transition; (6) develop, design, manufacture, and sell products and services that are differentiated from those of competitors; (7) realize the benefits expected from our acquisitions; (8) acquire or make investments in other businesses, patents, technologies, products or services to grow the business; (9) successfully pursue, defend, resolve or anticipate the outcome of pending or future litigation matters; (10) comply with laws and regulations applicable to our business, including privacy regulations; (11) realize the benefits expected from our stock repurchase program; and (12) maintain key strategic relationships with partners and distributors. The forward-looking statements herein represent the judgment of the Company, as of the date of this release, and SmartRent disclaims any intent or obligation to update forward-looking statements. This press release should be read in conjunction with the information included in the Company's other press releases, reports

Exhibit 99.1

and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand the Company's reported financial results and our business outlook for future periods.

Use of Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with GAAP, SmartRent also discloses certain non-GAAP financial measures in this press release, including EBITDA and Adjusted EBITDA. These financial measures are not recognized measures under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We define Adjusted EBITDA as EBITDA before the following items: non-recurring legal matters, stock-based compensation expense, non-recurring warranty provisions, impairment of investment in a non-affiliate, compensation expenses in connection with acquisitions, non-recurring expenses in connection with acquisitions, other acquisition expenses, and other expenses caused by non-recurring, or unusual, events that are not indicative of our ongoing business. We define EBITDA as net income or loss computed in accordance with GAAP before interest income/expense, income tax expense and depreciation and amortization.

EBITDA and Adjusted EBITDA may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures have been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliations.

EBITDA and Adjusted EBITDA are not used as measures of SmartRent’s liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP.

SmartRent’s management uses EBITDA and Adjusted EBITDA in a number of ways to assess the Company’s financial and operating performance and believes that these measures provide useful information to investors regarding financial and business trends related to SmartRent’s results of operations. EBITDA and Adjusted EBITDA are also used to identify certain expenses and make decisions designed to help SmartRent meet its current financial goals and optimize its financial performance, while neutralizing the impact of expenses included in its operating results which could otherwise mask underlying trends in its business. SmartRent’s management believes that investors are provided with a more meaningful understanding of SmartRent’s ongoing operating performance when non-GAAP financial information is viewed with GAAP financial information.

Operating Metrics Defined

SmartRent regularly monitors several operating metrics including the following which the Company believes are key measures of its growth, to evaluate its operating performance, identify trends affecting its business, formulate business plans, measure its progress, and make strategic decisions. These metrics may not provide accurate predictions of future GAAP financial results.

Exhibit 99.1

Units Deployed is defined as the aggregate number of Hub Devices that have been installed (including customer self-installations) and have an active subscription as of a stated measurement date.

New Units Deployed is defined as the aggregate number of Hub Devices that were installed (including customer self-installations) and resulted in a new active subscription during a stated measurement period.

Units Shipped is defined as the aggregate number of Hub Devices that have been shipped to customers during a stated measurement period.

Units Booked is defined as the aggregate number of Hub Device units subject to binding orders executed during a stated measurement period that will result in a New Unit Deployed. The Company utilizes the concept of Units Booked to measure estimated near-term resource demand and the resulting approximate range of post-delivery revenue that it will earn and record. Units Booked represent binding orders only.

Bookings represent the contract value of hardware, professional services, and the first year of ARR for binding orders executed during a stated measurement period.

Annual Recurring Revenue (“ARR”) is defined as the annualized value of our SaaS revenue earned in the current quarter.

Average Revenue per Unit (“ARPU”) is used to assess the growth and health of the overall business and reflects our ability to acquire, retain, engage and monetize our customers, and thereby drive revenue. Each revenue stream ARPU is calculated as follows:

Hardware ARPU is total hardware revenue during a given period divided by the total Units Shipped during the same period.

Professional Services ARPU is total professional services revenue during a given period divided by the total New Units Deployed, excluding customer self-installations, during the same period.

SaaS ARPU is total SaaS revenue during a given period divided by the average aggregate Units Deployed in the same period.

Units Booked SaaS ARPU is the first year ARR for binding orders executed during the stated measurement period divided by the total Units Booked in the same period.

Net Revenue Retention is defined as SaaS revenue at the end of the current period related to properties which had SaaS revenue at the end of the same period in the prior year, divided by SaaS revenue at the end of the same period in the prior year for those same properties. This includes additions to revenue from price increases on existing products, and additions of new products at existing properties offset by any reductions in revenue caused by cancellations or downgrades.

Exhibit 99.1

SMARTRENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Revenue
Hardware	$18,707	$35,631	$72,460	$100,744
Professional services	3,308	5,962	12,582	28,781
Hosted services	18,495	16,511	54,475	47,060
Total revenue	40,510	58,104	139,517	176,585

Cost of revenue
Hardware	13,843	27,556	48,845	82,118
Professional services	6,840	11,130	22,157	44,573
Hosted services	6,370	5,887	18,330	17,365
Total cost of revenue	27,053	44,573	89,332	144,056

Operating expense
Research and development	6,596	7,573	22,442	21,340
Sales and marketing	4,444	4,636	13,714	14,626
General and administrative	14,154	11,269	42,843	33,891
Total operating expense	25,194	23,478	78,999	69,857

Loss from operations	(11,737)	(9,947)	(28,814)	(37,328)

Interest income, net	2,019	2,233	6,718	6,064
Other income (expense), net	(187)	(42)	7	(45)
Loss before income taxes	(9,905)	(7,756)	(22,089)	(31,309)

Income tax expense (benefit)	18	(33)	131	(22)
Net loss	(9,923)	(7,723)	(22,220)	(31,287)
Other comprehensive loss
Foreign currency translation adjustment	270	(188)	265	(93)
Comprehensive loss	(9,653)	(7,911)	(21,955)	(31,380)
Net loss per common share
Basic and diluted	$(0.05)	$(0.04)	$(0.11)	$(0.16)
Weighted-average number of shares used in computing net loss per share
Basic and diluted	198,731	201,584	201,391	199,858

Exhibit 99.1

SMARTRENT, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	As of
	September 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$163,403	$215,214
Restricted cash, current portion	247	495
Accounts receivable, net	63,013	61,903
Inventory	35,948	41,575
Deferred cost of revenue, current portion	10,158	11,794
Prepaid expenses and other current assets	12,217	9,359
Total current assets	284,986	340,340
Property and equipment, net	1,357	1,400
Deferred cost of revenue	4,713	11,251
Goodwill	117,268	117,268
Intangible assets, net	24,343	27,249
Other long-term assets	15,926	12,248
Total assets	$448,593	$509,756

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$9,535	$15,076
Accrued expenses and other current liabilities	26,574	24,976
Deferred revenue, current portion	49,861	77,257
Total current liabilities	85,970	117,309
Deferred revenue	50,111	45,903
Other long-term liabilities	7,371	4,096
Total liabilities	143,452	167,308

Commitments and contingencies
Convertible preferred stock, $0.0001 par value; 50,000 shares authorized as of September 30, 2024 and December 31, 2023; no shares of preferred stock issued and outstanding as of September 30, 2024 and December 31, 2023	-	-

Stockholders' equity
Class A common stock, $0.0001 par value; 500,000 shares authorized as of September 30, 2024 and December 31, 2023, respectively; 192,971 and 203,327 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	19	20
Additional paid-in capital	636,418	628,156
Accumulated deficit	(331,345)	(285,512)
Accumulated other comprehensive loss	49	(216)
Total stockholders' equity	305,141	342,448
Total liabilities, convertible preferred stock and stockholders' equity	$448,593	$509,756

Exhibit 99.1

SMARTRENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the nine months ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(22,220)	$(31,287)

Depreciation and amortization	4,730	3,991
Impairment of investment in non-affiliate	2,250	-
Provision for warranty expense	(837)	-
Non-cash lease expense	1,079	733
Stock-based compensation related to acquisition	-	109
Stock-based compensation	9,523	10,120
Compensation expense related to acquisition	-	1,913
Change in fair value of earnout related to acquisition	140	225
Non-cash interest expense	107	103
Provision for excess and obsolete inventory	2,697	1,780
Provision for expected credit losses	804	39
Non-cash legal expense	7,255	-

Accounts receivable	(1,739)	(1,142)
Inventory	(2,020)	26,423
Deferred cost of revenue	8,175	9,928
Prepaid expenses and other assets	4,474	537
Accounts payable	(5,581)	(9,338)
Accrued expenses and other liabilities	(5,338)	(12,299)
Deferred revenue	(23,189)	(2,378)
Lease liabilities	(1,208)	(823)
Net cash used in operating activities	(20,898)	(1,366)

Purchase of property and equipment	(524)	(116)
Capitalized software costs	(4,501)	(3,197)
Net cash used in investing activities	(5,025)	(3,313)

Payments for repurchases of Class A common stock	(23,462)	-
Proceeds from options exercise	2	899
Proceeds from ESPP purchases	586	809
Taxes paid related to net share settlements of stock-based compensation awards	(1,849)	(1,506)
Payment of earnout related to acquisition	(1,530)	(1,702)
Net cash used in financing activities	(26,253)	(1,500)
Effect of exchange rate changes on cash and cash equivalents	117	(40)
Net decrease in cash, cash equivalents, and restricted cash	(52,059)	(6,219)
Cash, cash equivalents, and restricted cash - beginning of period	215,709	217,713
Cash, cash equivalents, and restricted cash - end of period	$163,650	$211,494

Cash and cash equivalents	$163,403	$211,000
Restricted cash, current portion	247	247
Restricted cash, included in other long-term assets	-	247
Total cash, cash equivalents, and restricted cash	$163,650	$211,494

Exhibit 99.1

SMARTRENT, INC.

RECONCILIATION OF NON-GAAP MEASURES

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
	(dollars in thousands)		(dollars in thousands)
Net loss	$(9,923)	$(7,723)	$(22,220)	$(31,287)
Interest income, net	(2,019)	(2,233)	(6,718)	(6,064)
Income tax expense (benefit)	18	(33)	131	(22)
Depreciation and amortization	1,644	1,395	4,730	3,991
EBITDA	(10,280)	(8,594)	(24,077)	(33,382)
Legal matter	2,325	-	7,625	-
Stock-based compensation	1,653	3,273	8,218	10,229
Impairment of investment in non-affiliate	-	-	2,250	-
Non-recurring warranty provision	(522)	-	(59)	-
Compensation expense in connection with acquisitions	-	15	-	2,010
Other acquisition expenses	(4)	(23)	253	408
Other non-operating expenses	3,006	317	3,267	805
Adjusted EBITDA	$(3,822)	$(5,012)	$(2,523)	$(19,930)

Investor Contact

Kelly Reisdorf
Head of Investor Relations

investors@smartrent.com

Media Contact

Amanda Chavez
Vice President, Marketing & Communications
media@smartrent.com